Exhibit 99.1

Contact: Tracy McLauchlin, CFO

Integrated Electrical Services, Inc.

713-860-1500

    FOR IMMEDIATE RELEASE

INTEGRATED ELECTRICAL SERVICES ANNOUNCES AMENDMENT TO THE CREDIT FACILITY AND APPOINTMENT OF ROBERT LEWEY TO THE BOARD OF DIRECTORS

HOUSTON — May 3, 2016 — Integrated Electrical Services, Inc. (or “IES”) (NASDAQ: IESC) today announced that the Company has entered into a Second Amendment (the “Amendment”) to the Amended and Restated Credit and Security Agreement with Wells Fargo Capital Finance, part of Wells Fargo & Company (NYSE:WFC), with improved terms. Additionally, IES today announced that it has expanded its Board of Directors with the appointment of Robert Lewey, who has served as President of the Company since May 12, 2015.

SECOND AMENDMENT TO THE CREDIT FACILITY

Pursuant to the Amendment, the Company’s maximum revolver amount increased from $60 million to $70 million. Additionally, the Amendment modified the calculation of amounts available under the facility by expanding the definition of the assets we can include in our borrowing base and increasing our advance rates. The interest rate on our current balance was decreased and the maturity date of the revolving credit facility was extended from August 9, 2018 to August 9, 2019.

Tracy McLauchlin, IES’s Chief Financial Officer, stated, “Our amended credit facility reflects IES’s continued progress. We expect these amended terms to significantly increase the amounts available to us to borrow under the credit facility, with the opportunity to further increase our availability under the facility as our business and asset base grows. I also want to thank Wells Fargo for their continued support of IES.”

APPOINTMENT OF ROBERT LEWEY TO THE BOARD OF DIRECTORS

Effective May 3, 2016, the Company’s Board of Directors expanded the number of directors from four to five, and appointed Robert Lewey, who will continue to serve as President of the Company, as a member of the Board.

David Gendell, non-executive Chairman of the Board of Directors, stated, “Since Bobby’s promotion to President of IES one year ago, he has done a terrific job leading our organization forward. Not only is IES more profitable, but we have also acquired four companies, disposed of a non-core asset, and significantly improved our surety arrangements and credit facility under his leadership. Bobby’s business and operating insight, historical knowledge of IES, and his financial acumen make him an ideal candidate to join our Board of Directors.”

ABOUT INTEGRATED ELECTRICAL SERVICES, INC.

IES is a holding company that owns and manages diverse operating subsidiaries, comprised of providers of industrial infrastructure services to a variety of end markets. Our over 3,100 employees serve clients in the United States. For more information about IES, please visit www.ies-co.com.

Certain statements in this release may be deemed “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, all of which are based upon various estimates and assumptions that the Company believes to be reasonable as of the date hereof. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “seek,” “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” the negative of such terms or other comparable terminology. These statements involve risks and uncertainties that could cause the Company’s actual future outcomes to differ materially from those set forth in such statements. Such risks and uncertainties include, but are not limited to, the ability of our controlling shareholder to take action not aligned with other shareholders; the possibility that certain tax benefits of our net operating losses may be restricted or reduced in a change in ownership; the inability to carry out plans and strategies as expected, including our inability to identify and complete acquisitions that meet our investment criteria in furtherance of our corporate strategy; competition in the industries in which we operate, both from third parties and former employees, which could result in the loss of one or more customers or lead to lower margins on new projects; fluctuations in operating activity due to downturns in levels of construction, seasonality and differing regional economic conditions; and our ability to successfully manage projects, as well as other risk factors discussed in this document and in the Company’s annual report on Form 10-K for the year ended September 30, 2015. You should understand that such risk factors could cause future outcomes to differ materially from those experienced previously or those expressed in such forward-looking statements. The Company undertakes no obligation to publicly update or revise any information, including information concerning its controlling shareholder, net operating losses, borrowing availability, or cash position, or any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Forward-looking statements are provided in this press release pursuant to the safe harbor established under the Private Securities Litigation Reform Act of 1995 and should be evaluated in the context of the estimates, assumptions, uncertainties, and risks described herein.

General information about Integrated Electrical Services, Inc. can be found at http://www.ies-co.com under “Investors.” The Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments to those reports, are available free of charge through the Company’s website as soon as reasonably practicable after they are filed with, or furnished to, the SEC.